EMPLOYMENT AGREEMENT

THIS  AGREEMENT  made  as  of  the  30th  day  of  June,  1999.

BETWEEN:

VIRTUALSELLERS.COM,  INC.,  Suite  1000  - 120 North LaSalle Street, Chicago, IL
60602

(hereinafter  called  the  "Company")
                                                               OF THE FIRST PART

AND:

NATHAN  S.  BAWDEN,  businessman  of  23  Bogan  Road,  West  Union,  OH  45693

(hereinafter  called  "Bawden")
                                                              OF THE SECOND PART

WHEREAS:

A. The Company has recently acquired substantially all of the assets of Clickshop (the "Business"), including certain application software known as the "GOLDPAINT SHOPPING CART" software and certain operating system software known as "TAG ACTIVATED MARKUP ENHANCER (TAME)" software (collectively, the "Assets") and wishes to further develop and market the Asset; and

B. The Company has agreed to employ Bawden and Bawden has agreed to be employed by the Company on the terms and conditions hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the mutual covenants and agreements herein contained, and the sum of $10 now paid by the Company to Bawden, the Parties hereto covenant and agree, each with the other, as follows:

1.          TERMS

1.1 The terms used in this Agreement will have the same meaning as those set out in the asset purchase agreement dated June 30, 1999 among Bawden, the Company and Seth Russell (the "Asset Purchase Agreement"), unless otherwise specified.

2.          EMPLOYMENT,  TERM  AND  DUTIES

2.1 The Company hereby employs Bawden to train employees, or other persons designated by the Company with respect to:
(a)     the  operation  of  the  Business;

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(b)     how  to  support  and  service  existing  customers of the Business; and

(c)     how  to  further  develop  the  Assets.

2.2 All such employment will take place in Ohio unless otherwise directed by the Company.

2.3 The effective date of this Agreement is June 30, 1999 and the employment of Bawden hereunder shall continue, unless terminated in accordance with the terms and conditions of this Agreement, for a one year term to June 29, 2000.

2.4 Unless prevented by ill health or other sufficient cause, during the term of this Agreement, Bawden shall devote the whole of his time and attention to the business of the Company.

2.5 Bawden shall well and faithfully serve the Company and shall use his best efforts to promote the interests of the Company.

3.          REMUNERATION

3.1 The Company shall pay to Bawden immediately upon the commencement of employment the sum of ten thousand ($10,000) dollars (the "Advance").

3.2 The remuneration of Bawden shall be sixty thousand ($60,000) dollars annually (including the Advance), payable monthly on the last day of each month during the term of this Agreement, commencing July 31, 1999.

3.3 The Company shall deduct from all payments due to Bawden, all applicable government taxes as required of employers by federal and state legislation.

3.4 There are no other benefits or compensation payable to Bawden pursuant to this Agreement.

4.          DISCLOSURE  OF  CONFIDENTIAL  INFORMATION

4.1 At all times during and subsequent to the termination of this Agreement, Bawden will receive and keep in strictest confidence and trust the Confidential Information. Bawden will take all necessary precautions against unauthorized disclosure of the Confidential Information and will not directly or indirectly disclose, allow access to, transmit or transfer the Confidential Information to any third party and Bawden will not copy or reproduce the Confidential Information or store the Confidential Information on any form of media, except as may be reasonably required to perform his duties for the Company.

5.          RESTRICTED  USE  OF  CONFIDENTIAL  INFORMATION

5.1 At all times during and subsequent to the termination of this Agreement, Bawden will not use the Confidential Information in any manner except as reasonably required to perform his duties for the Company. Without limiting the foregoing, at all times during and subsequent

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to  the  termination of this Agreement, Bawden will not use or take advantage of the Confidential Information for the purpose of creating, maintaining or marketing or aiding in the creation, maintenance or marketing of any product or service which is competitive with any product or service developed, owned, licensed, sold or marketed by the Company.

5.2 Upon the request of the Company, and in any event upon the termination of this Agreement, Bawden will immediately return to the Company all materials, including all copies in whatever form or media, containing the Confidential Information which are in his possession or under his control.

6.          OWNERSHIP  OF  CONFIDENTIAL  INFORMATION

6.1 Bawden will not acquire any right, title or interest in or to the Confidential Information, all of such right, title and interest being owned by the Company.

7.          NON-COMPETITION

7.1 During Bawden's employment and for the period of twelve (12) months immediately following the termination of this Agreement, Bawden will not, without the prior written approval of the Company, become engaged, directly or indirectly, as an employee, consultant, contractor, partner, principal, agent, proprietor, shareholder (other than the holding of shares listed on a public stock exchange that does not exceed 2% of the outstanding shares so listed), investor or advisor in a business anywhere else in the world where the Company markets its products or services that:

(a) develops, markets, sells or licences products competitive with those products developed, marketed, sold or licensed by the Company; or

(b) that provides consulting, maintenance, support or training services that are competitive with the consulting, maintenance, support or training services provided by the Company, save for in accordance with the terms of the Asset Purchase Agreement.

8.          NON-SOLICITATION  OF  CLIENTS

8.1          While  Bawden  is employed by the Company and for the period of two
(2) years immediately following the termination of this Agreement, Bawden will not, directly or indirectly, contact or solicit any clients of the Company for the purpose of selling or supplying to such clients, any products or services which are competitive with the products or services developed, marketed, sold or licensed by the Company at the time of the termination of this Agreement. For the purpose of this Agreement, clients of the Company means any business or organization that:

(a) was a client of the Company at the time of the termination of this Agreement; or

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(b)     became  a  client of the Company within six months after the termination of this Agreement if Bawden was involved with the marketing effort in respect of such client prior to the termination of this Agreement.

9.          NON-SOLICITATION  OF  EMPLOYEES  AND  CONSULTANTS

9.1 While Bawden is employed by the Company and for the period of twelve (12) months immediately following the termination of this Agreement, Bawden will not directly or indirectly hire any employees of or consultants or contractors to the Company, nor will Bawden solicit or induce or attempt to induce any persons who were employees of or consultants or contractors to the Company at the time of such termination or during the period of ninety (90) days immediately preceding such termination, to terminate their employment, consulting agreement or contract for services with the Company.

10.     REASONABLENESS  OF  NON-COMPETITION  AND  NON-SOLICITATION  OBLIGATIONS

10.1 Bawden confirms that the obligations in Sections 7, 8 and 9 herein are fair and reasonable given that, among other reasons the sustained contact Bawden will have with the employees of the Company and to the Confidential Information, and Bawden agree that the obligations in Sections 7, 8 and 9, together with his other obligations under this Agreement are reasonably necessary for the protection of the Company's proprietary interests.

10.2 Bawden further confirm that the geographic scope of the obligations in Sections 7, 8 and 9 are reasonable, given the international nature of the market for the products and services of the Company.

10.3 Bawden also agree that the obligations in Sections 7, 8 and 9 are in addition to the non-disclosure and other obligations provided elsewhere in this Agreement.

10.4 Bawden further acknowledge that the fulfilment or enforcement of his obligations contained in this Agreement will not preclude me from becoming gainfully directly employed in the computer software industry following termination of this Agreement, given his general knowledge and experience in such industry.

11.          SEVERABILITY

11.1 If any covenant or provision contained in this Agreement is determined to be void or unenforceable in whole or in part, it shall not affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

12.          ASSIGNMENT

12.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and upon the successors and assigns of the Company. This Agreement and the rights, duties, responsibilities and obligations of Bawden hereunder may not be assigned by Bawden. This Agreement may be assigned by the Company to any other person, firm or corporation without restriction, provided that any such assignment will be subject to such assignee executing in

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writing  an  agreement  acknowledging  and  accepting  the  terms,  conditions, covenants  and  agreements  contained  herein.

13.          FURTHER  ASSURANCES

13.1 As and so often as the Company may require, Bawden will, at the expense of the Company, execute and deliver to the Company all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

14.          PROPER  LAW

14.1 This Agreement will be governed by and construed in accordance with the law of British Columbia and the parties hereby attorn to the exclusive jurisdiction of the courts of British Columbia.

15.          AMENDMENTS/ALTERATIONS

15.1 Except as herein otherwise provided, no subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the parties hereto unless reduced to writing and signed by the parties.

16.          INDEPENDENT  LEGAL  ADVICE

16.1 Bawden has been notified of the advisability of obtaining independent legal advice and has been given adequate opportunity to obtain such legal advice prior to executing and delivering this Agreement.

17.          NON-WAIVER

17.1 The Company may at any time and from time to time waive in whole or in part the benefit to it of any provision in this Agreement or any default by Bawden; but any waiver on any occasion will be deemed not to be a waiver of that provision thereafter or of any subsequent default or a waiver of any other provision or default.

IN WITNESS WHEREOF the parties hereto have hereunto placed their hands and seal or their corporate seal in the presence of their duly authorized officer upon the day and year first above written.

VIRTUALSELLERS.COM,  INC.

Per:          /s/  signed
    Authorized  Signatory

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

SIGNED, SEALED AND DELIVERED                                  )
by NATHAN S. BAWDEN in the presence of:.                      )
                                                              )
                                                              )
Name. . . . . . .  . . . . . . . . . . .                      )
                                                              )
Address . . . . . .  . . . . . . . . . .                      )
                                                              )
                                                              )
                                                              ) . . . . . . . . . . . .   /s/ Nathan S. Bawden
                                                                                         ---------------------
Occupation. . . . . . . . . . . . . . . . . .                 )                               Nathan S. Bawden
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